EXHIBIT 21.1
                         RAILTEX, INC. AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES


   RailTex Service Co., Inc.
   San Diego & Imperial Valley Railroad Company, Inc.
   Austin & Northwestern Railroad Company, Inc.
   North Carolina & Virginia Railroad Company, Inc.
   South Carolina Central Railroad Company, Inc.
   Mid-Michigan Railroad, Inc.
   Chesapeake and Albemarle Railroad Company, Inc.
   Michigan Shore Railroad, Inc.
   New Orleans Lower Coast Railroad Company, Inc.
   Dallas, Garland & Northeastern Railroad, Inc.
   Goderich-Exeter Railway Company Limited
   Indiana Southern Railroad, Inc.
   RailTex Distribution Services, Inc.
   RailTex Trac Co., Inc.
   Missouri & Northern Arkansas Railroad Company, Inc.
   Salt Lake City Southern Railroad Company, Inc.
   Cape Breton & Central Nova Scotia Railway Limited
   RailTex Canada, Inc.
   New England Central Railroad, Inc.
   Central Oregon & Pacific Railroad, Inc.
   Georgia Southwestern Railroad, Inc.
   RailTex International Services, Inc.
   Connecticut Southern Railroad, Inc.
   Indiana & Ohio Rail Corp.
   Ontario L'Orignal Railway, Inc.
   Pittsburgh Industrial Railroad, Inc.
   RailTex Logistics, Inc.
   RailTex International Holdings, Inc.
   Boston Central Freight Railroad, Inc.
   Indiana & Ohio Central Railroad, Inc.
   Indiana & Ohio Railway Company
   RailTex Acquisition Corp.
   Central Properties, Incorporated
   Central Railroad Company of Indiana
   Central Railroad Company of Indianapolis
   RailTex Global Investments, LLC